Exhibit 16.1


                         MANNING ELLIOTT LLP LETTERHEAD

March 3, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K of Ameriprint International Ltd. dated March 2, 2006 and are in agreement with the statements concerning our firm contained therein. We are not in a position to agree or disagree with the statements in Item 4.01 regarding the engagement of Williams and Webster, P.S.

                                                  Yours truly,

                                                  /s/  Manning Elliott LLP
                                                       Manning Elliott LLP